Exhibit 99.1

SONUS NETWORKS REPORTS

SECOND QUARTER 2009 FINANCIAL RESULTS

WESTFORD, Mass., July 30, 2009 - Sonus Networks, Inc. (Nasdaq: SONS), providing network transformation through IP communications technology, today announced results for the second quarter ended June 30, 2009.

Revenue for the second quarter of fiscal 2009 was $61.6 million, compared to $41.0 million in the first quarter of fiscal 2009 and revenue from continuing operations of $87.8 million for the second quarter of fiscal 2008.  The Company’s net income on a GAAP basis was $4.4 million, or $0.02 per share, for the second quarter of 2009, compared to a loss of $16.2 million, or $0.06 per share, for the first quarter of 2009, and income from continuing operations of $3.3 million, or $0.01 per share, for the second quarter of 2008.  The Company ended the quarter with cash, cash equivalents, marketable securities and investments totaling $387.4 million.

“We made progress in the second quarter,” said Richard Nottenburg, president and chief executive officer of Sonus Networks.  “The cost and realignment actions we initiated in the second half of 2008, combined with improving efficiency in our operations, helped us achieve profitability in the second quarter.  While there is still much to do, we are laying the groundwork for positive operating leverage once we return to a more normal economic environment.  We believe the strength of our balance sheet provides us with the stability and resources we need to achieve our plan.”

Conference Call Details:

Sonus Networks will host a conference call for analysts and investors to discuss its second quarter 2009 results today at 10:00 a.m. ET.

To listen live via telephone:
Dial-in number: 800-895-5087
International Callers: +1 303-223-0116

To listen via internet:
Sonus will host a live webcast of the conference call. To access the webcast, visit www.sonusnet.com, About Us, Investor Relations.

Replay:
A telephone playback of the call will be available following the conference and can be accessed by calling 800-633-8284 or for international callers, please call +1 402-977-9140. The reservation number for the replay is 21431767, and will be available until August 13, 2009.

A replay of the webcast will be also available on the Sonus Networks Investor Relations website. To access the replay of the webcast, visit www.sonusnet.com, About Us, Investor Relations, Webcast Archive.

-END-

About Sonus Networks

Sonus Networks, Inc., providing network transformation through IP communications technology, is leading the evolution of communications networks to support the multi-media, multi-device demands of today’s digital lifestyle.  Sonus solutions and services enable fixed, mobile and cable operators to gain network awareness and new multi-media capabilities essential to retaining and expanding their subscriber base.  Through standards-based interoperable solutions and services, Sonus extends the investments made in traditional networks by enabling operators to seamlessly migrate to next generation technology and deliver the secure, reliable, scalable and cost-effective network needed to grow their business.  For more information visit www.sonusnet.com.

This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and the upcoming Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.  Risk factors include, among others: our ability to align our cost structure with market conditions, our internal control over financial reporting and our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; risks and uncertainties associated with the Company’s previous restatement of its historical stock option granting practices and accounting, including regulatory actions; actions that may be taken by significant shareholders; risks associated with the right-sizing and re-alignment of our business; and the impact the current global financial market conditions may have on the telecommunications industry.  Any forward-looking statements represent Sonus’ views only as of today and should not be relied upon as representing

Sonus’ views as of any subsequent date.  While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so, except as required by law.

Sonus is a registered trademark of Sonus Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

For more information, please contact:

Sonus Investor Relations:	Sonus Media Relations:
David Roy / Karin Cellupica	Lucy Millington
978-614-8353 / 978-614-8615	978-614-8240
droy@sonusnet.com	lmillington@sonusnet.com
kcellupica@sonusnet.com

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended
	June 30,	March 31,	June 30,
	2009	2009	2008
Revenue:
Product	$36,320	$19,403	$62,329
Service	25,287	21,609	25,461
Total revenue	61,607	41,012	87,790

Cost of revenue:
Product	10,747	6,134	18,337
Service	10,568	11,663	11,305
Total cost of revenue	21,315	17,797	29,642

Gross profit	40,292	23,215	58,148

Gross profit %
Product	70.4%	68.4%	70.6%
Service	58.2%	46.0%	55.6%
Total gross profit %	65.4%	56.6%	66.2%

Operating expenses:
Research and development	15,501	16,353	18,379
Sales and marketing	12,344	12,147	19,234
General and administrative	10,186	10,495	13,035
Restructuring	(7)	1,984	—
Total operating expenses	38,024	40,979	50,648

Income (loss) from operations	2,268	(17,764)	7,500
Interest expense	8	(79)	(32)
Interest income	1,077	1,649	3,234
Other income (expense), net	19	(7)	6

Income (loss) from continuing operations before income taxes	3,372	(16,201)	10,708
Income tax (provision) benefit	1,011	(26)	(7,395)

Income (loss) from continuing operations	4,383	(16,227)	3,313
Loss from discontinued operations, net of tax	—	—	(3,349)

Net income (loss)	$4,383	$(16,227)	$(36)

Earnings (loss) per share:
Basic
Continuing operations	$0.02	$(0.06)	$0.01
Discontinued operations	—	—	(0.01)
	$0.02	$(0.06)	$—

Diluted
Continuing operations	$0.02	$(0.06)	$0.01
Discontinued operations	—	—	(0.01)
	$0.02	$(0.06)	$—

Shares used to compute earnings (loss) per share:
Basic	273,543	273,095	271,150
Diluted	273,768	273,095	273,710

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Six months ended
	June 30,	June 30,
	2009	2008
Revenue:
Product	$55,723	$113,035
Service	46,896	48,382
Total revenue	102,619	161,417

Cost of revenue:
Product	16,881	35,000
Service	22,231	22,395
Total cost of revenue	39,112	57,395

Gross profit	63,507	104,022

Gross profit %
Product	69.7%	69.0%
Service	52.6%	53.7%
Total gross profit %	61.9%	64.4%

Operating expenses:
Research and development	31,854	38,861
Sales and marketing	24,491	37,892
General and administrative	20,681	23,029
Restructuring	1,977	—
Total operating expenses	79,003	99,782

Loss from operations	(15,496)	4,240
Interest expense	(71)	(53)
Interest income	2,726	7,200
Other income (net)	12	385

Income (loss) from continuing operations before income taxes	(12,829)	11,772
Income tax (provision) benefit	985	(7,731)

Income (loss) from continuing operations	(11,844)	4,041
Loss from discontinued operations, net of tax	—	(3,745)

Net income (loss)	$(11,844)	$296

Earnings (loss) per share:
Basic
Continuing operations	$(0.04)	$0.01
Discontinued operations	—	(0.01)
	$(0.04)	$—

Diluted
Continuing operations	$(0.04)	$0.01
Discontinued operations	—	(0.01)
	$(0.04)	$—

Shares used to compute earnings (loss) per share:
Basic	273,320	270,870
Diluted	273,320	272,422

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$214,075	$122,207
Marketable securities	144,035	180,786
Accounts receivable, net	37,780	75,788
Inventory, net	25,100	22,553
Deferred income taxes	139	111
Litigation settlement escrow	9,500	—
Other current assets	18,238	14,937
Total current assets	448,867	416,382

Property and equipment, net	16,909	17,852
Intangible assets, net	417	568
Goodwill	5,034	5,025
Investments	29,301	84,965
Deferred income taxes	1,776	1,611
Other assets	21,633	9,182
	$523,937	$535,585

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,007	$9,200
Accrued expenses	17,337	28,231
Accrued litigation settlements	9,500	9,600
Current portion of deferred revenue	49,840	40,962
Current portion of long-term liabilities	1,196	1,301
Total current liabilities	88,880	89,294

Deferred revenue	32,693	37,991
Long-term liabilities	1,393	1,865
Total liabilities	122,966	129,150

Commitments and contingencies

Stockholders equity:
Common stock	276	275
Additional paid-in capital	1,279,948	1,272,952
Accumulated deficit	(885,722)	(873,878)
Accumulated other comprehensive income	6,736	7,353
Treasury stock	(267)	(267)
Total stockholders’ equity	400,971	406,435
	$523,937	$535,585

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended
	June 30,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$(11,844)	$296
Adjustments to reconcile net income (loss) to cash flows provided by (used in) operating activities:
Depreciation and amortization of property and equipment	5,004	6,366
Amortization of intangible assets	153	534
Stock-based compensation	6,750	14,035
Impairment of intangible assets and goodwill	—	3,630
Loss on disposal of property and equipment	15	—
Deferred income taxes	(208)	7,390
Changes in operating assets and liabilities:
Accounts receivable	37,714	6,112
Inventory	(5,204)	(2,428)
Insurance receivable - litigation settlement	—	15,328
Other operating assets	(13,472)	2,806
Accounts payable	1,204	(6,312)
Accrued expenses and deferred rent	(11,275)	(15,499)
Litigation settlement liability	(100)	(40,000)
Deferred revenue	3,645	(5,473)
Net cash provided by (used in) operating activities	12,382	(13,215)

Cash flows from investing activities:
Purchases of property and equipment	(3,352)	(4,360)
Business acquisition, net of cash acquired	—	(4,996)
Purchases of marketable securities	(61,926)	(169,837)
Sale/maturities of marketable securities	153,738	189,912
Decrease (increase) in litigation settlement escrow	(9,500)	25,000
Net cash provided by investing activities	78,960	35,719

Cash flows from financing activities:
Sale of common stock in connection with employee stock purchase plan	529	2,213
Proceeds from exercise of stock options	1	413
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(287)	(95)
Principal payments of capital lease obligations	(124)	(106)
Net cash provided by financing activities	119	2,425

Effect of exchange rate changes on cash and cash equivalents	407	(132)

Net increase in cash and cash equivalents	91,868	24,797
Cash and cash equivalents, beginning of period	122,207	118,933
Cash and cash equivalents, end of period	$214,075	$143,730

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation, amortization of intangible assets and a change in estimate of a loss contingency related to an employment tax audit included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.  Additional information regarding these items is available in the Investor Relations section of our Corporate page at http://www.sonusnet.com.  The information contained on our website or that can be accessed through our website should not be considered to be part of, or incorporated into, this press release.

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2009	2009	2008	2009	2008
Stock-based compensation
Cost of revenue - product	$115	$116	$183	$231	$388
Cost of revenue - service	387	465	508	852	1,712
Cost of revenue	502	581	691	1,083	2,100

Research and development expense	1,102	767	1,517	1,869	5,335
Sales and marketing expense	1,490	1,044	1,152	2,534	3,181
General and administrative expense	616	648	1,986	1,264	3,332
Operating expense	3,208	2,459	4,655	5,667	11,848

Total stock-based compensation	$3,710	$3,040	$5,346	$6,750	$13,948

Amortization of intangible assets
Cost of revenue - product	$48	$96	$261	$144	$310
Sales and marketing expense	—	—	62	—	62
Total amortization of intangible assets	$48	$96	$323	$144	$372

Change in estimate - reduction of loss contingency related to employment tax audit (1)
Cost of revenue - product	$—	$—	$—	$—	$(7)

Research and development expense	—	—	—	—	(51)
Sales and marketing expense	—	—	—	—	(96)
General and administrative expense	—	—	—	—	(387)
Operating expense	—	—	—	—	(534)

Other income (expense)	—	—	—	—	379

Total change in estimate - reduction of loss contingency related to employment tax audit	$—	$—	$—	$—	$(920)

(1)           Change in estimate resulting in a reduction of the loss contingency related to the settlement of an employment tax audit by the Internal Revenue Service that had resulted from the stock option review and subsequent restatement.